Exhibit 4.1
Execution Version

COINBASE GLOBAL, INC.,
as Company
COINBASE, INC.
as Guarantor
AND
U.S. BANK NATIONAL ASSOCIATION
as Trustee
INDENTURE
Dated as of September 17, 2021
3.375% Senior Notes due 2028
3 .625% Senior Notes due 2031

TABLE OF CONTENTS
			Page
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE			1

Section	1.01	Definitions	1
Section	1.02	Other Definitions	18
Section	1.03	Rules of Construction	19
Section	1.04	Acts of Holders.	20

ARTICLE 2. THE NOTES			23

Section	2.01	Form and Dating; Terms	23
Section	2.02	Execution and Authentication	23
Section	2.03	Registrar, Transfer Agent and Paying Agent..	24
Section	2.04	Money Held by the Paying Agent	24
Section	2.05	Holder Lists	25
Section	2.06	Transfer and Exchange	25
Section	2.07	Replacement Notes	26
Section	2.08	Outstanding Notes	27
Section	2.09	Treasury Notes	27
Section	2.10	Temporary Notes	27
Section	2.11	Cancellation	28
Section	2.12	Defaulted Interest	28
Section	2.13	CUSIP and ISIN Numbers	28

ARTICLE 3. REDEMPTION			29

Section	3.01	Notices to Trustee	29
Section	3.02	Selection of Notes to Be Redeemed	29
Section	3.03	Notice of Redemption	29
Section	3.04	Effect of Notice of Redemption	30
Section	3.05	Deposit of Redemption or Purchase Price	31
Section	3.06	Notes Redeemed or Purchased in Part	31
Section	3.07	Optional Redemption	31
Section	3.08	Sinking Fund	34
Section	3.09	Open Market Purchases	34

ARTICLE 4. COVENANTS			34

Section	4.01	Payment of Notes	34
Section	4.02	Maintenance of Office or Agency	35
Section	4.03	Provision of Financial Information	35
Section	4.04	Compliance Certificate	36
Section	4.05	[Reserved]	36

Section	4.06	Stay, Extension and Usury Laws	36
Section	4.07	Limitation on Subsidiary Debt	36
Section	4.08	Limitation on Sale and Lease-back Transactions	39
Section	4.09	Limitation on Liens	40
Section	4.10	Corporate Existence	41
Section	4.11	Offer to Repurchase Upon Change of Control Triggering Event	41
Section	4.12	Additional Note Guarantors	43
Section	4.13	Further Instruments and Acts	44
Section	4.14	Additional Interest Notice	44

ARTICLE 5. SUCCESSORS			44

Section	5.01	Consolidation, Merger and Conveyance, Transfer and Lease of Assets	44
Section	5.02	Successor Entity Substituted	46

ARTICLE 6. DEFAULTS AND REMEDIES			46

Section	6.01	Events of Default	46
Section	6.02	Acceleration	48
Section	6.03	Other Remedies	49
Section	6.04	Waiver of Past Defaults	49
Section	6.05	Control by Majority	50
Section	6.06	Limitation on Suits	50
Section	6.07	Rights of Holders to Receive Payment	51
Section	6.08	Collection Suit by Trustee	51
Section	6.09	Restoration of Rights and Remedies	51
Section	6.10	Rights and Remedies Cumulative	51
Section	6.11	Delay or Omission Not Waiver..	51
Section	6.12	Trustee May File Proofs of Claim	52
Section	6.13	Priorities	52
Section	6.14	Undertaking for Costs	53

ARTICLE 7. TRUSTEE			53

Section	7.01	Duties of Trustee	53
Section	7.02	Rights of Trustee	54
Section	7.03	Individual Rights of Trustee	55
Section	7.04	Trustee's Disclaimer	56
Section	7.05	Notice of Defaults	56
Section	7.06	[Reserved]	56

Section	7.07	Compensation and Indemnity	56
Section	7.08	Replacement of Trustee	57
Section	7.09	Successor Trustee by Merger, etc	58
Section	7.10	Eligibility; Disqualification	58

Section 8. DISCHARGE AND DEFEASANCE			58

Section	8.01	Satisfaction and Discharge of lndenture	58
Section	8.02	Legal Defeasance	60
Section	8.03	Covenant Defeasance	61
Section	8.04	Application by Trustee of Funds Deposited for Payment of Notes	61
Section	8.05	Repayment of Moneys Held by Paying Agent	61
Section	8.06	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	62
Section	8.07	Reinstatement.	62

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER			62

Section	9.01	Without Consent of Holders	62
Section	9.02	With Consent of Holders	63
Section	9.03	[Reserved]	64
Section	9.04	Revocation and Effect of Consents	64
Section	9.05	Notation on or Exchange ofNotes	64
Section	9.06	Trustee to Sign Amendments, etc	64

ARTICLE 10. GUARANTEES			65

Section	10.01	Note Guarantee	65
Section	10.02	Limitation on Guarantor Liability	66
Section	10.03	Execution and Delivery	67
Section	10.04	Subrogation	67
Section	10.05	Benefits Acknowledged	67
Section	10.06	Release of Note Guarantees	67
Section	10.07	Termination Event.	68

ARTICLE 11. MISCELLANEOUS			69

Section	11.01	[Reserved]	69
Section	11.02	Notices	69
Section	11.03	[Reserved]	71
Section	11.04	Certificate and Opinion as to Conditions Precedent..	71

Section	11.05	Statements Required in Certificate or Opinion	71
Section	11.06	Rules by Trustee and Agents	72
Section	11.07	No Personal Liability of Stockholders, Partners, Officers or Directors	72
Section	11.08	Governing Law, Consent to Jurisdiction	72
Section	11.09	Waiver of Jury Trial	72
Section	11.10	Force Majeure	73
Section	11.11	No Adverse Interpretation of Other Agreements	73
Section	11.12	Successors	73
Section	11.13	Severability	73
Section	11.14	Counterpart Originals	73
Section	11.15	Table of Contents, Headings, etc	74
Section	11.16	U.S.A. PATRIOT Act	74

Appendix A Provisions Relating to Initial Notes and Additional Notes

Exhibit	A-1	Form of 2028 Note
Exhibit	A-2	Form of 2031 Note
Exhibit	B	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

INDENTURE, dated as of September 17, 2021 between Coinbase Global, Inc., a Delaware corporation, Coinbase, Inc., a Delaware corporation and U.S. Bank National Association, a national banking association, as Trustee (as amended, modified or restated from time to time, the “Indenture”).
W I T N E S S E T H
WHEREAS, the Company has duly authorized the creation of and issue of $1,000,000,000 aggregate principal amount of 3.375% Senior Notes due 2028 (the "Initial 2028 Notes") and $1,000,000,000 aggregate principal amount of 3.625% Senior Notes due 2031 (the"Initial 2031 Notes" and, together with the Initial 2028 Notes, the "Initial Notes"); and
WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture and the Initial Notes;
WHEREAS, all necessary acts and things have been done to make: (1) the Initial Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company and (2) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms of this Indenture;
NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.
"2028 Notes Applicable Premium" means, with respect to any 2028 Note on any Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate (and the Trustee shall not have any duty to calculate or verify the calculations of the same), the greater of:
(1)    1.0% of the principal amount of such 2028 Note; and
(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2028 Note at October 1, 2024 plus (ii) all required interest payments due on such 2028 Note (excluding accrued and unpaid interest to, but excluding, such Redemption Date) through October 1, 2024, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2028 Note on such Redemption Date.
"2031 Notes Applicable Premium" means, with respect to any 2031 Note on any Redemption Date, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate (and the Trustee shall not have any duty to calculate or verify the calculations of the same), the greater of:
(1)    1.0% of the principal amount of such 2031 Note; and

(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2031 Note at October 1, 2026 plus (ii) all required interest payments due on such 2031 Note (excluding accrued and unpaid interest to, but excluding, such Redemption Date) through October 1, 2026, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2031 Note on such Redemption Date.
"Additional Interest" means all additional interest owing on the Notes pursuant and subject to Section 6.02(c).
"Additional 2028 Notes" means additional 2028 Notes (other than Initial 2028 Notes) issued from time to time under this Indenture in accordance with Section 2.01.
"Additional 2031 Notes" means additional 2031 Notes (other than Initial 2031 Notes) issued from time to time under this Indenture in accordance with Section 2.01.
"Additional Notes" means Additional 2028 Notes and Additional 2031 Notes.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
"Agent" means any Registrar, Transfer Agent or Paying Agent.
"Aggregate Debt" means the sum of the following as of the date of determination: (1) the lesser of (A) the then outstanding aggregate principal amount of the Indebtedness of the Company and its Domestic Restricted Subsidiaries incurred after the Issue Date and secured by Liens not permitted under Section 4.09(a) and (B) the fair market value of the assets subject to the Liens referred to in clause (A), as determined in good faith by an Officer of the Company; (2) the then outstanding aggregate principal amount of all Subsidiary Debt incurred after the Issue Date and not permitted under Section 4.07(b); provided, that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Domestic Restricted Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date pursuant to Section 4.08(b); provided, that any such Attributable Liens will be excluded from this clause (3) to the extent that such Indebtedness relating thereto is included in clause (1) or (2) of this definition. For the avoidance of doubt, in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Person has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Domestic Restricted

Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).
"Attributable Liens" means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by an Officer of the Company; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company or the applicable Subsidiary may terminate the lease.
"Bankruptcy Code" means the United States Bankruptcy Code, codified as Title 11, U.S. Code§ 101 1330, as amended.
"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
"Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or the Corporate Trust Office of the Trustee are not required to be open in the State of New York or a place of payment.
"Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
"Change of Control" means:
(1)    a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries, the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form, or report) or any schedule, form, or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Voting Stock of the Company representing more than 50% of the voting power of the Company’s Voting Stock; provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no "person" or "group" (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; and provided further, that for the purposes of this clause (1), any outstanding shares of the Class B Common Stock shall be treated as shares of Common Stock on an as-converted basis and no effect shall be given to the voting power of shares of outstanding Class B Common Stock in excess of the voting power of such Common Stock; or

(2)    the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.
For purposes of the definition of Change of Control, any transaction or event that constitutes a Change of Control under both clause (1) and clause (2) without giving effect to the proviso in clause (1) above will be deemed to be solely a Change of Control under clause (1) of such definition (subject to the proviso to clause (1)).
"Change of Control Triggering Event" means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the applicable series of Notes within the Ratings Decline Period for such Change of Control by both of the Rating Agencies (or, in the event Moody’s and/or S&P shall cease rating the Notes of such series (for reasons outside the control of the Company) and the Company shall select any other nationally recognized Rating Agency, the equivalent of such ratings by such other nationally recognized Rating Agency) and (2) the rating of such series of Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized Rating Agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.
"Class B Common Stock" means the Class B common stock of the Company, par value $0. 00001 per share.
"Common Stock" means the Class A common stock of the Company, par value $0.00001 per share.
"Company" means Coinbase Global, Inc. and any successor thereto.
"Consolidated EBITDA" means, for any Measurement Period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness plus expenses associated with the equity component of, and any mark-to-market losses with respect to the Convertible Notes, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) any extraordinary charges or losses determined in accordance with GAAP, (f) non-cash stock option and other equity-based compensation expenses and payroll tax expense related to stock option and other equity-based compensation expenses, (g) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any Restricted Subsidiaries for such period, including any write-down of intangibles, crypto or digital assets (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period), including, for the avoidance of doubt, non-cash foreign currency translation losses and any unrealized losses in respect of Swap Contracts (including non-cash losses related to currency remeasurement of Indebtedness); provided, however that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, (h) transition, integration and similar fees, charges and expenses related to acquisitions or dispositions, (i) restructuring charges or reserves including write-downs and write-offs, including any one-time costs incurred in connection with acquisitions or dispositions and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses; (j) the amount of cost savings and synergies projected by such Person in good faith to be realized as a result of an acquisition, disposition or other corporate event (including any restructuring or reduction in force), in each case within the four consecutive fiscal quarters following the consummation of such event (or following the consummation of the squeeze-out merger in the case of an acquisition structured as a two-step transaction), calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such acquisition; provided that (i) an Officer’s Certificate shall be delivered to the Trustee certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of such Person and (ii) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period (provided that the amount that may be added back pursuant to clause (h), (i) and (j) may not in the aggregate for any four fiscal quarter period exceed the greater of (x) $400.0 million and (y) 15% of Consolidated EBITDA for such period (determined without giving effect to any such adjustment pursuant to such clause (h), (i) and (j))), (k) charges related to settlements and charges related to, arising out of or made in connection with legal proceedings and regulatory matters, (1) fees and expenses directly related to the offering of the Notes or the Convertible Notes, the incurrence of any Indebtedness permitted hereunder, the offering of any Equity Interests (including a direct listing) by such Person and any acquisition or disposition transactions, whether or not consummated, (m) costs, fees, charges and losses in respect of discontinued operations and (n) adjustments related to purchase price allocation accounting (including any write-down of deferred revenue) and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP, and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (g) above), including for the avoidance of doubt non-cash foreign currency translation gains (including non-cash gains related to currency remeasurement of Indebtedness), mark to market gains in respect of Convertible Notes and unrealized gains in respect of Swap Contracts, all as determined on a consolidated basis.

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Restricted Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include cost savings and synergies to the extent permitted by clause (j) above and any adjustments permitted pursuant to clause (n) above relating to purchase accounting; provided, further, that the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
"Consolidated Net Income" means, with respect to any Person, for any period, the net income or loss of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded (a) the income of any Person that is not a Consolidated Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) below, any Consolidated Restricted Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any Consolidated Restricted Subsidiary of the Company that is not a Guarantor to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted without any prior approval of any governmental authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Restricted Subsidiary, any agreement or other instrument binding upon such Restricted Subsidiary or any law applicable to such Restricted Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived, (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Consolidated Restricted Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such Consolidated Restricted Subsidiary, and (d) any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development).
In addition, to the extent not already included in Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.
"Consolidated Restricted Subsidiaries" means, as of any date of determination and with respect to any Person, those Restricted Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.
"Convertible Notes" means the Company’s $1,437,500,000 aggregate principal amount of convertible senior notes due 2026, issued on May 21, 2021.
"Corporate Trust Office of the Trustee" shall mean with respect to presentation of Notes for registration of transfer or exchange or redemption 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Redemption/Corporate Action. With respect to administration of this Indenture shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Holders and the Company.
"Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
"Definitive Note" means a certificated Initial Note or Additional Note (bearing the Restricted Note Legend if the transfer of such Note is a Transfer Restricted Note) that does not include the Global Notes Legend.
"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
"Domestic Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than (1) any such Subsidiary that is owned (directly or indirectly) by a Foreign Subsidiary of such Person and (2) any Excluded Subsidiary.
"Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.
"Equity Offering" means a primary public or private offering of Equity Interests of the Company or any direct or indirect parent company of the Company, other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company.
"Excluded Subsidiary" means (1) any Subsidiary that is prohibited by any applicable law, rule or regulation or by any contractual obligation existing on the Issue Date (or, if later, the date of the acquisition of such Subsidiary and not incurred in contemplation of such acquisition) from Guaranteeing the Notes (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such Guarantee, (2) any Securitization Subsidiary and (3) any Unrestricted Subsidiary.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Finance Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.
"Finance Subsidiary" means (i) Coinbase Credit, Inc. and (ii) any subsidiary primarily engaged in (w) lending or borrowing crypto assets, (x) providing or arranging financing with respect to crypto assets, or investments therein, or the settlement of transactions thereon, or otherwise making loans or providing other financing to customers, (y) providing financing to or making investments in Persons and/or (z) activities related thereto.
"Foreign Subsidiary" means with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.
"GAAP" means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Issue Date.
"Governmental Obligations" means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.
"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase of assets, securities, services or rights that is entered into in connection with the business of the Company or any Subsidiary (including any consent or acknowledgement of assignment, including any assignment of payment obligations and related obligations, and related waivers) shall not constitute a Guarantee, provided payment obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights and other ancillary payment obligations customary in such transactions. The term "Guarantee" used as a verb has a corresponding meaning.
"Guarantor" means any Subsidiary of the Company that provides a Note Guarantee in accordance with the provisions of this Indenture.
"Holder" means a Person in whose name a Note is registered on the Note Register.
"Indebtedness" of any specified Person means any obligation for borrowed money.
For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as "debt" or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise. For the further avoidance of doubt, (i) the inclusion of specific obligations under Section 4.07(b) shall not create any implication that any such obligations constitute Indebtedness and (ii) obligations in respect of deposits received in the ordinary course of a Person’s business shall not constitute Indebtedness.
"Initial Purchasers" means the initial purchasers listed on Schedule I to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.
"interest" means, with respect to the Notes, interest with respect thereto and Additional Interest, if any.
"Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.
"Investment Grade Rating" means (1) BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent to the foregoing in respect of the rating categories of any other Rating Agencies.
"Issue Date" means September 17, 2021.

"Joint Venture" means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.
"Lien" means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license, or repurchase or similar obligation with respect to securities or crypto assets, be deemed to constitute a Lien.
"Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the SEC.
"Moody’s" means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation and its successors.
"Non-Recourse Indebtedness" means Indebtedness of any Finance Subsidiary with respect to which recourse for payment is limited to assets of such subsidiary (or of another Finance Subsidiary, or of the assets of any subsidiary of a Finance Subsidiary) encumbered by a Lien securing such Indebtedness and/or the general credit of any Finance Subsidiary (or any subsidiary thereof) but for which recourse shall not extend to the Company’s general credit or the general credit of any other of the Company’s subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example and without limitation, personal recourse to the Company or the Company’s Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary bankruptcy filings, involuntary bankruptcy filings by the Company or its other subsidiaries or where the Company or any of the Company’s Subsidiaries collude with or affirmatively assist the petitioners in such filing, violation of loan document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, tax indemnities and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in structured financing transactions (as determined by us in good faith).
"Note Guarantee" means any Guarantee in respect of the Company’s obligations under this Indenture and in respect of the Notes of either series on the Issue Date or that may from time to time be provided by a Subsidiary of the Company after the Issue Date pursuant to Section 4.12.
"Notes" means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall also include any Additional Notes and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.
"Obligations" means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
"Offering Memorandum" means the final offering memorandum, dated September 14, 2021, relating to the sale of the Initial Notes.
"Officer" means, with respect to the Company or any Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of this Indenture by the Board of Directors).
"Officer’s Certificate" means a certificate signed by one Officer of the Company or a Guarantor, as applicable.
"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
"Permitted Liens" means:
(1)    Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;
(2)    (a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction (which term includes, for avoidance of doubt, development, creation and production) costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Domestic Restricted Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;
(3)    Liens in favor of the Company or a Subsidiary of the Company;
(4)    Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;
(5)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;
(6)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith;
(7)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;
(8)    licenses and sublicenses of intellectual property of the Company and its Domestic Restricted Subsidiaries and leases and subleases of property granted to others not in any way interfering in any material respect with the business of the Company and its Subsidiaries;
(9)    Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(10)    Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Domestic Restricted Subsidiaries or in any Domestic Restricted Subsidiary that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Domestic Restricted Subsidiary;
(11)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(12)    Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture or any other Indebtedness;

(13)    Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;
(14)    easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;
(15)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;
(16)    Liens on earnest money deposits of cash and cash equivalents made in connection with any acquisition;
(17)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Company or any of its Subsidiaries in the ordinary course of business;
(18)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(19)    Liens arising from Uniform Commercial Code financing statement filings regarding a lease that was accounted for by such Person as an operating lease as of the Issue Date entered into by the Company and its Subsidiaries in the ordinary course of business;
(20)    Liens securing Swap Contracts;
(21)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in clauses (1) through (20) above, inclusive;
(22)    Liens securing Indebtedness in an aggregate principal amount not to exceed an amount equal to the greater of (a) $8.0 billion and (b) 3.0 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien;
(23)    Liens on the Capital Stock of an Unrestricted Subsidiary; or
(24)    Liens on assets of a Finance Subsidiary.
For the avoidance of doubt, the inclusion of specific Liens in this definition of "Permitted Liens" shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Principal Property" means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except (i) customer custodial funds (including customer securities and crypto assets) and any funds, securities or crypto assets, or rights thereto, loaned to such Person by a customer, or the subject of a repurchase or similar transaction between such Person and a customer, (ii) accounts receivable, (iii) loans or advances provided to customers, (iv) the assets of an Unrestricted Subsidiary and (v) such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Restricted Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Restricted Subsidiaries, taken as a whole.
"Purchase Money Indebtedness" means Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital asset to the extent incurred prior to or within twelve months following such acquisition, construction or improvement.
"Rating Agency" means each of S&P and Moody’s, or if S&P or Moody’s shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s, or both of them, as the case may be.
"Ratings Decline Period" means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the applicable series of Notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
"Record Date" for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date.
"Redemption Date" when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.
"Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
"Responsible Officer" means, when used with respect to the Trustee or any Agent, any officer within the corporate trust department of the Trustee or such Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of the

Trustee or such Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture or any other officer of the Trustee or such Agent, as the case may be, to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject.
"Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.
"S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any successor to the Rating Agency business thereof.
"SEC" means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act.
"Securities Act" means the Securities Act of 1933, as amended.
"Securitization Assets" means accounts receivable, royalties, licensing fees, whole loans (or interests therein) or other revenue streams, other rights to payment, including with respect to rights of payment pursuant to the terms of joint ventures (in each case, whether now existing or arising in the future), and any assets related thereto, including all lockbox accounts and records, all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of any of the foregoing, proceeds of any of the foregoing and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or receivables sale or financing transactions.
"Securitization Facility” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to a Securitization Subsidiary that (i) in turn sells such Securitization Assets to a Person that is not the Company or a Subsidiary, (ii) may grant a security interest in any Securitization Assets of the Company or any of its Subsidiaries, and/or (iii) may finance such Securitization Assets; provided that the sale, conveyance or transfer to the Securitization Subsidiary is (i) non-recourse to the Company and the Subsidiaries and their assets, other than any recourse solely attributable to Standard Securitization Undertakings and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the "true sale" or "true contribution" of Securitization Assets on market terms for similar transactions (as determined in good faith by the Company).
"Securitization Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Securitization Facilities and other activities reasonably related thereto whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from the Company and its Subsidiaries.
"Senior Officer" of any specified Person means the chief executive officer, any president, any vice president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

"Significant Subsidiary" of any Person means any Restricted Subsidiary of that Person that constitutes, or any group of Subsidiaries of that Person that, in the aggregate, would constitute, a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person; provided, however, that, if a Subsidiary meets the criteria of clause (l)(iii), but not clause (l)(i) or (l)(ii), of the definition of "significant subsidiary" in Rule 1-02(w)(or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds fifty million dollars ($50,000,000).
"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into or undertaken by the Company or any Subsidiary of the Company that are customary in non-recourse securitization or receivables financings or monetization whether effected through a Securitization Subsidiary or otherwise.
"Stated Maturity," means, with respect to any Notes or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.
"Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
"Swap Contract" means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or other derivative transactions, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Transfer Restricted Notes" means any Notes that bear or are required to bear the Restricted Notes Legend.
"Treasury Rate" means, as of any Redemption Date with respect to either series of Notes, the yield to maturity as of the earlier of (1) such Redemption Date or (2) the date on which the Notes of such series are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2024, in the case of the 2028 Notes, and October 1, 2026 in the case of the 2031 Notes; provided, however, that if the period from the Redemption Date to October 1, 2024, in the case of the 2028 Notes, and October 1, 2026 in the case of the 2031 Notes, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield if given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which yields are given; provided, further that if the period from the Redemption Date to October 1, 2024 in the case of the 2028 Notes, and October 1, 2026 in the case of the 2031 Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used; provided, further that if the Treasury Rate determined in accordance with the foregoing shall be less than zero, the Treasury Rate shall be deemed to be zero for all purposes of this Indenture. Any such Treasury Rate shall be obtained by the Company.
"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).
"Trustee" means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
"UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
"Unrestricted Subsidiaries" means, collectively, (a) any bank subsidiary, any subsidiary registered as a broker-dealer or any subsidiary primarily engaged in banking, brokerage or similar financial services that is subject to regulation by United States or foreign banking, securities or similar regulators and (b) each Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Subsidiaries described in clause (a) of this definition; provided that, so long as no Default or Event of Default has occurred and is continuing or shall result therefrom, the Company shall be permitted to designate any such Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Trustee specifying that such Unrestricted

Subsidiary shall be deemed a Restricted Subsidiary effective as of the date of such written notice. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
"Voting Stock" of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
"Wholly Owned Subsidiary" of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.14
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Authorized Officer”	11.02(f)
“Book-Entry Interest”	2.1(c) of Appendix A
“Clearstream”	1.1(a) of Appendix A
“continuing Person”	5.01(a)(1)
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Electronic Means”	11.02(f)
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Expiration Date”	1.04(j)
“Global Note”	1.1(a) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“Instructions”	11.02(f)
“Interest Payment Date”	Exhibit A
“Note Register”	2.03(a)
“offer”	4.11(a)
“Offer Expiration Date”	4.11(b)
“Offer to Purchase”	4.11(a)
“Paying Agent”	2.03(a)
“purchase amount”	4.11(b)
“purchase date”	4.11(b)

Term	Defined in Section
“Purchase Price”	4.11(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Subsidiary Debt”	4.07(a)
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(b)(1)
“Transfer Agent”	2.03(a)
Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    "or" is not exclusive;
(4)    words in the singular include the plural, and words in the plural include the singular;
(5)    provisions apply to successive events and transactions;
(6)    unless the context otherwise requires, any reference to an "Appendix," "Article," "Section," "clause," "Schedule" or "Exhibit" refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(7)    the words "herein," "hereof’ and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(8)    "including" means including without limitation;
(9) "$" refers to U.S. dollars;

(10)    references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(11)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and
(12)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.
(13)    [Reserved].
Section 1.04     Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and any Guarantor. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)    The ownership of Notes shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders of the applicable series of Notes on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the applicable series of Notes, or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of the applicable series of Notes in the manner set forth in Section 11.02.
(f)    The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a) and shall incur no liability whatsoever for the setting of such record date. If any record date is set pursuant to this paragraph, the Holders of the applicable series of Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of the applicable series of Notes or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder of the applicable series of Notes in the manner set forth in Section 11.02.
(g)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)    Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.
(i)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders of the applicable series of Notes on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
(j)    With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of the applicable series of Notes in the manner set forth in Section 11.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2.
THE NOTES
Section 2.01    Form and Dating; Terms.
(a)    Provisions relating to the Initial Notes and Additional Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(b)    The aggregate principal amount of each series of the Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.11. The Notes shall not be redeemable, other than as provided in Article 3.
Additional Notes of either series may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes of such series and shall have the same terms as to ranking, status, redemption or otherwise as the Initial Notes of such series (other than the issue date, issue price and the initial Interest Payment Date of such Additional Notes); provided that if any such Additional Notes are not fungible with the then-outstanding Notes of such series for U.S. federal income tax or other purposes, then such Additional Notes will have a separate CUSIP number. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
Section 2.02    Execution and Authentication.
(a)    At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 or

Exhibit A-2, as applicable, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
(c)    On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate or cause the authentication agent to authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
(d)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03    Registrar, Transfer Agent and Paying Agent.
(a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Transfer Agent") and at least one office or agency where Notes may be presented for payment (“Paying Agent"). The registrar ("Registrar") shall keep a register of the Notes ("Note Register") reflecting ownership of registered Notes outstanding from time to time, if any, and will facilitate transfers and exchanges of registered Notes on behalf of the Company. The Company may appoint one or more co-registrars, one or more additional transfer agents and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Transfer Agent" includes any additional transfer agent, and the term "Paying Agent" includes any additional paying agent. The Company may rescind the appointment of, or change any Agent without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.
(b)    The Company has initially appointed The Depository Trust Company (“DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes. The Trustee shall initially act as Custodian with respect to the Global Notes.
(c)    The Trustee shall have no liability for the actions or inactions of the Depositary.
Section 2.04    Money Held by the Paying Agent.
The Company shall, no later than 11 :00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the applicable series of Notes or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable series of Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06    Transfer and Exchange.
(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.
(b)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 4.11).
(d)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e)    Neither the Company nor the Trustee shall be required (1) to issue, to register the transfer of or to exchange any Notes of a series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes of such series for redemption under Section 3.02 or the making of an Offer to Purchase with respect to Notes of such series and ending at the close of business on the day of such sending, (2) to register the transfer of or to exchange any Note so selected for redemption or subject to purchase in an Offer to Purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (3) if a redemption or purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note of the applicable series on or after the Record Date and before the date of redemption or purchase.
(f)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest, subject to Section 2.12, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(g)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of the same series of any authorized denomination or denominations of a like aggregate principal amount.
(h)    At the option of the Holder, Notes may be exchanged for other Notes of the same series of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency of the Company designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall upon receipt of an Authentication Order, authenticate, the replacement Global Notes and Definitive Notes of the same series which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.
Section 2.07    Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of the same series if the Trustee’s requirements are met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of such series duly issued hereunder.

Section 2.08    Outstanding Notes.
(a)    The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
(b)    If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.
(c)    If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.
(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date and the Trustee or such Paying Agent is not prohibited from paying such money to the Holders on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the requisite principal amount of a series of Notes have concurred in any direction, waiver or consent, Notes of such series owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes of such series and that the pledgee is not the Company or any obligor upon the Notes of such series or any Affiliate of the Company or of such other obligor.
Section 2.10    Temporary Notes.
Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes of the applicable series but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes of the applicable series in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of the applicable series of Notes under this Indenture.

Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. Each Agent shall forward to the Trustee any Notes surrendered to them for cancellation. The Trustee and no one else shall cancel all Notes surrendered for cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
(a)    If the Company defaults in a payment of interest on a series of Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes of such series on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01. The Company shall notify the Trustee in an Officer’s Certificate of the amount of defaulted interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed to the reasonable satisfaction of the Trustee each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send, or cause to be sent to each Holder of the applicable series of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
(b)    Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
Section 2.13    CUSIP and ISIN Numbers.
The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee and the Agents in writing of any change that the Company is aware of in the CUSIP or ISIN numbers.

ARTICLE 3.
REDEMPTION
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes of a series pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders of the applicable series of Notes pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the Redemption Date, (3) the principal amount of the Notes of such series to be redeemed and (4) the Redemption Price.
Section 3.02    Selection of Notes to Be Redeemed.
(a)    If less than all of the Notes of a series are to be so redeemed pursuant to Section 3.07, the Trustee shall select the Notes of such series or portions thereof to be redeemed (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed or (2) if the Notes of such series are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to applicable DTC procedures in the case of Global Notes. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date from the then outstanding Notes of such series not previously called for redemption.
(b)    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 and whole multiples of$1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
(c)    After the Redemption Date, upon surrender of a Note to be redeemed in part only, a new Note or Notes of such series in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).
Section 3.03    Notice of Redemption.
(a)    The Company shall send, or cause to be sent (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 10 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary (with a copy to the Trustee), except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8.
(b)    The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:
(1)    the Redemption Date;
(2)    the Redemption Price, including the portion thereof representing any accrued and unpaid interest;
(3)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(6)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes to be redeemed; and
(9)    if applicable, any condition to such redemption.
(c)    At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph in the form of such notice.
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price (except as provided for in Section 3.07(i)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the

Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05    Deposit of Redemption or Purchase Price.
(a)    Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly send to each Holder to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. Upon written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
(b)    If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase on and after such date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in such Notes and in Section 4.01.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07    Optional Redemption.
(a)    At any time prior to October 1, 2024, the Company may on one or more occasions redeem the 2028 Notes, in whole or in part, upon notice as described in Sections 3.01 through 3.06, at a redemption price equal to 100% of the principal amount of the 2028 Notes redeemed plus the 2028 Notes Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record of the 2028 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(b)    At any time prior to October 1, 2026, the Company may on one or more occasions redeem the 2031 Notes, in whole or in part, upon notice as described in Sections 3.01 through 3 .06, at a redemption price equal to 100% of the principal amount of the 2031 Notes redeemed plus the 2031 Notes Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record of the 2031 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(c)    On and after October 1, 2024, the Company may on one or more occasions redeem the 2028 Notes, in whole or in part, upon notice as described in Sections 3.01 through 3 .06, at the applicable redemption price (expressed as percentages of principal amount of the 2028 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the 2028 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2024	101.688%
2025	100.844%
2026 and thereafter	100.000%
(d)    On and after October 1, 2026, the Company may on one or more occasions redeem the 2031 Notes, in whole or in part, upon notice as described in Sections 3.01 through 3.06, at the applicable redemption price (expressed as percentages of principal amount of the 2031 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the 2031 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2026	101.813%
2027	100.906%
2028 and thereafter	100.000%
(e)    Prior to October 1, 2024, the Company may, at its option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of the 2028 Notes issued under this Indenture (including any Additional 2028 Notes issued after the Issue Date) at a redemption price equal to 103.375% of the aggregate principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the 2028 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with funds in an aggregate amount equal to the net cash proceeds of one or more Equity Offerings of the

Company or any direct or indirect parent company of the Company after the Issue Date, to the extent such net cash proceeds are contributed to the Company; provided that (1) at least 50% of the total of (a) the aggregate principal amount of the 2028 Notes originally issued under this Indenture on the Issue Date and (b) the aggregate principal amount of any Additional 2028 Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
(f)    Prior to October 1, 2024, the Company may, at its option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of the 2031 Notes issued under this Indenture (including any Additional 2031 Notes issued after the Issue Date) at a redemption price equal to 103.625% of the aggregate principal amount of the 2031 Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the 2031 Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with funds in an aggregate amount equal to the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent company of the Company after the Issue Date, to the extent such net cash proceeds are contributed to the Company; provided that (1) at least 50% of the total of (a) the aggregate principal amount of the 2031 Notes originally issued under this Indenture on the Issue Date and (b) the aggregate principal amount of any Additional 2031 Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
(g)    Notwithstanding the foregoing, in connection with any tender offer for a series of Notes (including, without limitation, any Offer to Purchase), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice (provided that such notice is not given more than 30 days following such purchase date) to the Holders of the Notes of such series and the Trustee to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of the Notes of the applicable series on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
(h)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
(i)    Any redemption or notice, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. The Company shall provide written notice to the Holders of the relevant series of Notes (with a copy to the Trustee) prior to the close of business one Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed. At the Company’s written request given at least three (3) Business Days before such notice is to be sent (or such shorter time as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense.
Section 3.08    Sinking Fund.
The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.
Section 3.09    Open Market Purchases.
The Company or its Affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, or otherwise, upon such terms and at such prices as the Company or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and could be for cash or other consideration.
ARTICLE 4.
COVENANTS
Section 4.01    Payment of Notes.
(a)    The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes of each series on the dates and in the manner provided in the Notes of such series. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11 :00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
(b)    The principal amount and accrued interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Note Register or (ii) by wire transfer in immediately available funds to each Holder with an aggregate principal amount of Notes in excess of $5,000,000, to the place and account within the United States if the Person entitled to the payment as specified in the Note Register has provided to the Trustee or Paying Agent the requisite information to make such wire transfer designated in writing at least 15 calendar days prior to the Interest Payment Date by the Person entitled thereto as specified in the Note Register.
(c)    The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes of a series to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(d)    The Trustee and the Paying Agent shall be entitled to make any withholding or deductions from payments to the extent necessary to comply with applicable law and the Trustee and the Paying Agent shall not have any liability in connection with compliance therewith.
Section 4.02    Maintenance of Office or Agency.
(a)    The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and any Guarantor in respect of the Notes, the Note Guarantees and this Indenture (other than the type contemplated by Section 11.08) may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, that the Corporate Trust Office of the Trustee shall not be a place of service of legal process for the Company.
(b)    The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03    Provision of Financial Information.
(a)    The Company covenants to file with the Trustee, within 15 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of reports, information and documents by filing of documents pursuant to the SEC’s "EDGAR" system (or any successor electronic filing system) shall be deemed to be "filed" with the Trustee as of the time such documents are filed via the "EDGAR" system for purposes of this Section 4.03, provided, however, that the Trustee shall have no obligation whatsoever to monitor or determine whether or not such information, documents or reports have been filed pursuant to the "EDGAR" system (or its successor) or the contents of such filings. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)    For so long as any of the Notes of either series remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the Holders of such Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04    Compliance Certificate.
(a)    The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2021) ending after the Issue Date, an Officer’s Certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
(b)    Upon the Company becoming aware of any Default has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.
Section 4.05    [Reserved].
Section 4.06    Stay, Extension and Usury Laws.
The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Limitation on Subsidiary Debt.
(a)    The Company and the Guarantor will not permit any of the Company’s Domestic Restricted Subsidiaries that is not a Guarantor to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness (any such Indebtedness or Guarantee, "Subsidiary Debt"), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Subsidiary Debt is no longer outstanding.

(b)    Section 4.07(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:
(1)    Indebtedness of or Guarantee by a Person existing at the time such Person is merged into or consolidated with any Domestic Restricted Subsidiary or otherwise acquired by any Domestic Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Domestic Restricted Subsidiary and is assumed by such Domestic Restricted Subsidiary; provided that such Indebtedness or Guarantee was not incurred in contemplation thereof and is not Guaranteed by any other Domestic Restricted Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);
(2)    Indebtedness of or Guarantee by a Person existing at the time such Person becomes a Domestic Restricted Subsidiary; provided that any such Indebtedness or Guarantee was not incurred in contemplation thereof;
(3)    Indebtedness owed to or Guarantee in favor of the Company or any
Subsidiary of the Company;
(4)    Indebtedness constituting Finance Leases, equipment leases and Purchase Money Indebtedness of the Company or any Domestic Restricted Subsidiary and any refinancing thereof;
(5)    Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;
(6)    Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;
(7)    reimbursement obligations incurred in the ordinary course of business;
(8)    advances and deposits received in the ordinary course of business;
(9)    Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or Guarantee or other obligations referred to in clauses (1) through (8) or this clause (9), payment

(other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business;
(10)    Indebtedness that constitutes Non-Recourse Indebtedness in an amount not to exceed the greater of (a) $8.0 billion and (b) 3.0 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt;
(11)    Indebtedness of a Finance Subsidiary (and Guarantees thereof) in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding; or
(12)    Indebtedness or Guarantee outstanding on the date of this Indenture and any extension, renewal, replacement, refinancing or refunding of any Indebtedness or Guarantee existing on the date of this Indenture or referred to in clauses (1) and (2); provided that any Indebtedness or Guarantee incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Indebtedness or Guarantee referred to in this clause or clauses (1) and (2) above and the principal amount of the Indebtedness incurred or Guaranteed to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness or Guarantee being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(c)    Notwithstanding Sections 4.07(a) and (b), any Domestic Restricted Subsidiary may create, incur, issue or assume Subsidiary Debt that would otherwise be subject to the restrictions set forth in Section 4.07(a), without Guaranteeing the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $8,000,000,000, and (b) 3.0 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Domestic Restricted Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.
(d)    For purposes of this Section 4.07, if any Subsidiary Debt meets the criteria of more than one of the types of Subsidiary Debt described above, the Company, in its sole discretion, will classify, and may reclassify, such Subsidiary Debt and Subsidiary Debt may be divided and classified and reclassified into more than one of the types of Subsidiary Debt described above. In addition, for purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Subsidiary Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to any related Indebtedness (for example, and for avoidance of doubt, in the case where more than one Subsidiary incurs Subsidiary Debt or otherwise becomes liable for such Subsidiary Debt, the amount of such Subsidiary Debt shall only be included once for purposes of such calculations).
Section 4.08    Limitation on Sale and Lease-Back Transactions.
(a)    The Company and the Guarantor will not, and will not permit any of the Company’s Domestic Restricted Subsidiaries, to enter into any transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)    such transaction was entered into prior to the Issue Date;
(2)    such transaction was for the sale and leasing back to the Company or a Domestic Restricted Subsidiary of any Principal Property;
(3)    such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property;
(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Domestic Restricted Subsidiary within a period of not more than three years);
(5)    the Company or the applicable Domestic Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.09(a); or
(6)    the Company or the applicable Domestic Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property, to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of long-term Indebtedness or a combination thereof within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repurchase, repayment or prepayment, the Company or any Domestic Restricted Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Domestic Restricted Subsidiary.
For the avoidance of doubt, any transaction that is required to be accounted for as a sale and lease-back transaction in accordance with GAAP shall not be deemed to be a sale and lease-back transaction subject to the foregoing restrictions in this Section 4.08(a) unless such transaction involves an actual transfer of Principal Property.

(b)    Notwithstanding Section 4.08(a), the Company and its Domestic Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $8,000,000,000, and (b) 3.0 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.
Section 4.09    Limitation on Liens.
(a)    The Company and the Guarantor will not, and will not permit any of the Company’s Domestic Restricted Subsidiaries, to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
(1)    Liens existing as of the Issue Date;
(2)    Liens granted after the Issue Date created in favor of the Holders of the Notes;
(3)    Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of one of the Company’s Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and
(4)    Permitted Liens.
(b)    Notwithstanding Section 4.09(a), the Company or any Domestic Restricted Subsidiary may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.09(a) if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $8,000,000,000, and (b) 3.0 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Domestic Restricted Subsidiary also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence or that secure any extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, substitutes, replacements, refinancings or refundings) of any Indebtedness incurred within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien permitted pursuant to this or the preceding paragraph.
(c)    For purposes of this Section 4.09, (i) the creation of a Lien to secure Indebtedness which existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (determined in good faith by the Company) of the asset subjected to such Lien and (y) the principal amount secured by such Lien, and (ii) in the event that a Lien meets the criteria of more than one of the types of Permitted Liens or Liens permitted by the preceding paragraph, the Company, in its sole discretion, will classify, and may reclassify, such Lien and only be required to include the amount and type of such Lien as a Permitted Lien or a Lien permitted by Section 4.09(b), and a Lien may be divided and classified and reclassified into more than one of such types of Liens. In addition, for purposes of calculating compliance with this Section 4.09, in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Company and its Subsidiaries securing any Indebtedness, the amount of such Indebtedness secured shall only be included once for purposes of such calculations).
Section 4.10    Corporate Existence.
Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company, unlimited liability company or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor.
Section 4.11    Offer to Repurchase Upon Change of Control Triggering Event.
(a)    An "Offer to Purchase" means an offer by the Company to purchase Notes of a series as required by this Indenture. An Offer to Purchase must be made by written offer (the "offer") sent to the Holders of Notes of such series. The Company will notify the Trustee at least 5 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.
(b)    The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:
(1)    the provision of this Indenture pursuant to which the Offer to Purchase is being made;
(2)    the aggregate principal amount of the outstanding Notes of such series offered to be purchased by the Company pursuant to the Offer to Purchase (the "purchase amount");
(3)    the purchase price, including the portion thereof representing accrued and unpaid interest (the "Purchase Price");
(4)    an expiration date (the "Offer Expiration Date") not less than 10 days or more than 60 days after the date of the offer, and a settlement date for purchase (the "purchase date") not more than five Business Days after the Offer Expiration Date;

(5)    that a Holder may tender all or any portion of its Notes of such series pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof;
(6)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
(7)    that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
(8)    that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
(9)    that on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
(10)    that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Trustee not later than the close of business on the Offer Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender; provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures of the Depositary;
(11)    a statement that if Notes of such series in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes;
(12)    a statement that if any Note is purchased in part, new Notes of the same series equal in principal amount to the unpurchased portion of the Note will be issued;
(13)    a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and
(14)    if the Notes of such series are held in book entry form, Holders must comply with the applicable procedures of the Depositary.
(c)    Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date (unless the Company defaults in the payment of the purchase price and accrued interest). The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
(d)    The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.
(e)    Not later than 60 days following a Change of Control Triggering Event with respect to the relevant series of Notes, unless the Company has exercised its right to redeem all of the Notes of such series pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes of such series at a Purchase Price in cash equal to 101 % of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
(f)    The Company will not be required to make an Offer to Purchase with respect to the Notes of a series following a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes of such series validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption of all of the outstanding Notes of such series has been given pursuant to Section 3.07.
(g)    Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.
(h)    Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.05 and 3.06.
Section 4.12    Additional Note Guarantors.
After the Issue Date, the Company will, to the extent required to comply with Section 4.07(a), cause all or any of its Subsidiaries to:
(a)    execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, pursuant to which such Subsidiary will agree to be a Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 10; provided that such Guarantor shall deliver to the Trustee an Opinion of Counsel (such opinion or portions thereof may be in form and substance substantially similar to the Opinion of Counsel delivered on the Issue Date and which may contain customary exceptions) to the effect that:
(1)    such supplemental indenture has been duly executed and authorized; and
(2)    each of the supplemental indenture and the Note Guarantee of such Subsidiary constitutes a valid, binding and enforceable obligation of such Subsidiary; and
(b)    waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.
Section 4.13    Further Instruments and Acts.
Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.14    Additional Interest Notice.
In the event that the Company is required to pay Additional Interest to Holders of Notes, the Company will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and the proposed payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine or verify the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.
ARTICLE 5.
SUCCESSORS
Section 5.01    Consolidation, Merger and Conveyance, Transfer and Lease of Assets.
(a)    The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all the properties and assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:
(1)    either: (i) the Person formed by or surviving any such consolidation or merger is the Company (the Person formed by or surviving a consolidation or merger, the "continuing Person") or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases, all or substantially all the properties and assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole

(the "Successor Company"), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia;
(2)    if the Company is not the continuing Person, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture;
(3)    immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
(4)    if the Company is not the continuing Person, each Guarantor (unless such Guarantor is the Successor Company or is the subject of a consolidation or merger pursuant to which it is not the Person formed by such consolidation or not the surviving Person in such merger) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and
(5)    if the Company is not the continuing Person, the Company or the Successor Company has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel (which may contain customary qualifications) stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the Successor Company; provided, that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.
(b)    In addition, the Company will not permit any Guarantor to merge with or into, or convey, transfer or lease all or substantially all of such Guarantor’s properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole, to, any other Person (in each case, other than with, into or to (as applicable) the Company or another Guarantor), in a single transaction or in a series of related transactions, unless:
(1)    either (i) the continuing Person is such Guarantor or (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole (the "Successor Guarantor"), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;
(2)    if such Guarantor is not the continuing Person, the Successor Guarantor expressly assumes such Guarantor’s obligations under its Note Guarantee and this Indenture pursuant to a supplemental indenture;
(3)    immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4)    if such Guarantor is not the continuing Person, the Company delivers, or causes to be delivered, to the Trustee the Officer’s Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel (which may contain customary qualifications) stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the Successor Guarantor; provided, that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, provided that this Section 5.01(b) shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations under this Indenture and its Note Guarantee in accordance with the provisions described in Section 10.06.
Section 5.02    Successor Entity Substituted.
Upon any transaction or series of related transactions to which the requirements of Section 5.0l(a) apply, in the case of the Company, or the requirements of Section 5.01(b) apply, in the case of a Guarantor, and are effected in accordance with such requirements, the Successor Company or Successor Guarantor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Guarantor, as applicable, under this Indenture with the same effect as if such Successor Company or Successor Guarantor, as applicable, had been named as the Company or applicable Guarantor, as applicable, therein; and when a Successor Company or Successor Guarantor, as applicable, duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes or all of the obligations and covenants of the Guarantor pursuant to this Indenture and its Note Guarantee, as applicable, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an "Event of Default" applicable to the Notes of a series under this Indenture:
(a)    failure by the Company or any Guarantor to pay principal or premium, if any, on any Note of such series when due at maturity, upon redemption or otherwise (including the failure to pay the Purchase Price for Notes tendered pursuant to an Offer to Purchase);
(b)    failure by the Company or any Guarantor to pay any interest (including Additional Interest) on any Note of such series for 30 calendar days after the interest becomes due;
(c)    failure by the Company or any Guarantor to comply with the notice provisions of Section 4.11 in connection with a Change of Control Triggering Event with respect to the Notes of such series and such failure continues for a period of 30 calendar days;

(d)    failure by the Company, any Guarantor or any of their respective Subsidiaries to perform, or breach by the Company, any Guarantor or any of their respective Subsidiaries of, any other covenant, agreement or condition in this Indenture for 60 calendar days after either the Trustee or Holders of at least 25% in principal amount of the outstanding Notes of such series have given the Company (and the Trustee if given by the Holders) written notice of the breach in the manner required by this Indenture;
(e)    except as permitted in this Indenture, any Note Guarantee of any Significant Subsidiary shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(f)    a default by the Company or any of its Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any Indebtedness for money borrowed (other than None Recourse Indebtedness) of at least $150,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)    constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or
(2)    results in such Indebtedness becoming or being declared due and payable before its stated maturity; and
(3)    in each case of either clause (1) or (2) above, where such default is not cured or waived within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of Notes of such series then outstanding; and
(g)    the Company or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:
(1)    commences proceedings to be adjudicated bankrupt or insolvent;
(2)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;
(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or
(4)    makes a general assignment for the benefit of its creditors;
(h)    a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)    is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;
(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or
(3)    orders the liquidation, dissolution or winding up of the Company or any
Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02    Acceleration.
(a)    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or any Guarantor that is a Significant Subsidiary) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of a series may declare the principal of the Notes of such series and any accrued and unpaid interest on the Notes of such series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by such Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may rescind and annul such acceleration if such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction and all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes that have become due solely as a result of the accelerated payment requirement, have been cured or waived as provided in this Indenture.
(b)    If an Event of Default described in Section 6.01 (g) or Section 6.01 (h) with respect to the Company or any Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
(c)    Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for a failure to comply with Section 4.03 will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive Additional Interest on the Notes at a rate per annum equal to (i) 0.25% for the first 180 days after the occurrence of such failure and (ii) 0.50% from, and including, the 181st calendar day to, and including, the 366th calendar day after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date. On the 366th day after such failure (if such violation is not cured or waived prior to such 366th day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee an Officer’s Certificate stating Additional Interest is due, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to verify or determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of any taxes or the amount of any Additional Interest are owed, or with respect to the method employed in such calculation of any Additional Interest.
(d)    The Holders of a majority in principal amount of the outstanding Notes of a series may waive all past Defaults with respect to the Notes of such series (except with respect to nonpayment of principal, premium or interest or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of Notes of such series) and rescind any acceleration with respect to any such Default and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default with respect to such series of Notes, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.
Section 6.03    Other Remedies.
(a)    If an Event of Default occurs with respect to such series of Notes and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.
(b)    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes of either series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing or past Default and its consequences hereunder, except:
(1)    a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note of such series held by a non-consenting Holder (including any Note of such series which is required to have been purchased pursuant to an Offer to Purchase); and
(2)    a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
The Holders of a majority in principal amount of the outstanding Notes of either series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder of Notes of such series (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), is otherwise contrary to applicable law, or that would involve the Trustee in personal liability or expense for which the Trustee has not received indemnity or security against cost, loss, liability or expense satisfactory to it, and the Trustee may take any other action it deems proper which is not inconsistent with any such direction received from the Holders.
Section 6.06    Limitation on Suits.
(a)    No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series shall have made written request to the Trustee, (3) such Holder or Holders shall have provided indemnity or security satisfactory to the Trustee against cost, loss, liability or expense, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the indemnity or security and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction inconsistent with such request within such 60-day period. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the date payment is due.
(b)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.07    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the date payment is due (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the applicable series of Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
Section 6.09    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.
Section 6.10    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12    Trustee May File Proofs of Claim.
The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13    Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:
(a)    first, to the Trustee, the Agents and their respective agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(b)    second, to Holders of the applicable series of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Notes for principal, premium, if any, and interest respectively; and
(c)    third, to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder of the applicable series of Notes in the manner set forth in Section 11.02.
Section 6.14    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of either series.

ARTICLE 7.
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered, and, if requested, have provided to the Trustee indemnity or security satisfactory to it against any cost, loss, liability or expense.
(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
(g)    The Trustee shall not be liable for interest on (or the investment of) any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and an Opinion of Counsel subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written or verbal advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.
(g)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee may request that the Company and each Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(k)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.
(1)    The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.
(m)    The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7 .10 and 7 .11.
Section 7.04    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.
If a Default occurs and is continuing of which the Trustee is deemed to have knowledge in accordance with Section 7.02(f), the Trustee shall give to each Holder a notice of the Default within 90 days after the date the Trustee is deemed to have knowledge of such Default in accordance with Section 7.02(f). Except in the case of an Event of Default specified in clause (a) or (b) of Section 6.01, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.
Section 7.06    [Reserved].
Section 7.07    Compensation and Indemnity.
(a)    The Company and the Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.
(b)    The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) for, and hold each of the Trustee and any predecessor Trustee and their directors, officers, employees and agents harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any cost, loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence, as finally adjudicated by a court of competent jurisdiction.
(c)    The obligations of the Company and the Guarantors under this Section 7. 07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)    The obligations of the Company and the Guarantors under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior Lien on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.13, funds held in trust herewith for the benefit of the Holders of particular Notes, to which the Notes are hereby made subordinate.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(g) or 6.01(h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.
Section 7.08    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;
(3)    a receiver or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(c)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7 .10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7 .10.
Section 7 .10    Eligibility; Disqualification.
(a)    There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE 8.
DISCHARGE AND DEFEASANCE
Section 8.01    Satisfaction and Discharge of lndenture.
The Company may terminate its obligations under this Indenture with respect to a series of Notes and such series of Notes (except as to surviving rights and obligations expressly provided for in the last paragraph this Section 8.01) when:
(a)    either:
(1)    all the Notes of such series that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07); or
(2)    (x) all outstanding Notes of such series issued under this Indenture have become due and payable; (y) all outstanding Notes of such series issued under this Indenture have or will become due and payable at the Stated Maturity within one year; or (z) all outstanding Notes of such series issued under this Indenture are subject to redemption within one year (and the Company shall have entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption), and in each case, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making payments to the Holders under this Indenture an amount of cash (which may include Governmental Obligations), dedicated solely to the benefit of the Holders, sufficient to pay and discharge all outstanding Notes of such series issued under the Indenture on the Stated Maturity or the scheduled date of redemption; and
(b)    the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture with respect to the Notes of such series; and
(c)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with.
If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute such instruments reasonably requested by and prepared by the Company acknowledging such satisfaction of and discharging this Indenture with respect to such series of Notes and the Notes of such series except as to:
(i)    rights of registration of transfer or exchange of Notes;
(ii)    the Company’s right of optional redemption;
(iii)    substitution of mutilated, defaced, destroyed, lost or stolen Notes;
(iv)    rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable, solely out of the trust created pursuant to this Section 8.01;
(v)    the rights, powers, trusts, duties and immunities of the Trustee, and the
Company’s and the Guarantors’ obligations in connection therewith; and
(vi)    the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Sections 8.05 and Section 8.06.
Section 8.02    Legal Defeasance.
Upon making the deposit referred to in Section 8.02(a), the Company will be deemed to have paid and the Company and the Guarantors will be discharged from their obligations in respect of a series of Notes and this Indenture with respect to such series of Notes, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01; provided that the following conditions have been satisfied:
(a)    the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, dedicated solely to the benefits of the Holders of the Notes of such series in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise (and, in the case of optional redemption, the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense);
(b)    unless the Notes of such series have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable U.S. federal income tax law, the Holders of the Notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax, in the same manner and at the same times, as would be the case if the deposit, defeasance and discharge did not occur;
(c)    no Default with respect to the outstanding Notes of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit;
(d)    the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes of such series were in default within the meaning of such Act;
(e)    the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture and the Notes) to which the Company is a party or by which it is bound; and
(f)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute such instruments reasonably requested by and prepared by the Company acknowledging such defeasance and discharge of this Indenture with respect to the Notes of such series and the Notes of such series except for the surviving obligations specified above.
Section 8.03    Covenant Defeasance.
Upon making the deposit referred to in Section 8.02(a), the failure of the Company to perform the obligations set forth in Sections 4.03, 4.07, 4.08, 4.09, 4.11, 4.12 and the events described in Sections 6.01(c) and 6.01(d) will no longer constitute an Event of Default with respect to the applicable series of Notes; provided that the following conditions have been satisfied:
(a)    the Company has complied with clauses (a), (c), (d), (e), and (f) of Section 8.02; and
(b)    unless the Notes of such series have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax, in the same manner, and at the same times, as would be the case if the deposit and covenant defeasance did not occur,
Except as specifically stated above, none of the Company’s obligations under this Indenture and the Notes will be discharged pursuant to this Section 8.03.
Section 8.04    Application by Trustee of Funds Deposited for Payment of Notes.
Subject to 8.06, all moneys deposited with the Trustee pursuant to Sections 8.01, 8.02 and 8.03 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest. Such money need not be segregated from other funds except to the extent required by law.
Section 8.05    Repayment of Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys held by any Paying Agent under the provisions of this Indenture following payment of all obligations under this Indenture and the Notes shall, upon written demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.
Section 8.06    Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.
Any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such

Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders.
Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee at any time and from time to time, may amend this Indenture, the Notes of a series, and/or the Note Guarantees for any of the following purposes:
(a)    to evidence the succession of another corporation to the Company, any Guarantor or successive successions and the assumption of the covenants, agreements and obligations of the Company or any Guarantor by a successor in accordance with Article 5;
(b)    to add to the covenants of the Company for the benefit of the Holders, or to surrender any of its rights or powers;
(c)    to add Events of Default for the benefit of the Holders;
(d)    to add to, change or eliminate any provision of this Indenture; provided that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of the Notes of such series;
(e)    to evidence and provide for a successor Trustee or to add to or change any provisions to the extent necessary to appoint a separate Trustee for the Notes of such series;
(f)    to cure any ambiguity, defect or inconsistency under this Indenture, or to make other provisions with respect to matters or questions arising under this Indenture as evidenced by an Officer’s Certificate;
(g)    to supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture otherwise in accordance with the defeasance or discharge provisions of Article 8, as the case may be; provided that such change or modification does not adversely affect the interests of the Holders in any material respect;
(h)    to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of this Indenture or the Notes of such series relating to transfers or exchanges of the Notes or beneficial interests in the Notes of such series;
(i)    to provide collateral security for the Notes;
(j)    to provide for additional Guarantors in accordance with Article 10 or Section 4.12 or to release a Guarantor in accordance with Article 10;
(k)    to provide for the issuance of Additional Notes ranking equally with the Notes of either series in all respects and with identical terms to the Notes of such series offered hereby (other than the issue date, issue price and initial Interest Payment Date of such Additional Notes); or
(l)    conform any provision to the "Description of Notes" contained in the Offering Memorandum, as evidenced by an Officer’s Certificate.
Section 9.02    With Consent of Holders.
The Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes of a series affected by such supplemental indenture; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each outstanding Note of such series affected thereby,
(a)    reduce the rates of or change the time for payment of interest on any Notes of such series;
(b)    reduce the principal amount of, or change the Stated Maturity of, any Notes of such series;
(c)    reduce the Redemption Price or repurchase price, including upon a Change of Control Triggering Event, of any Notes of such series or amend or modify in any manner adverse to the Holders thereof the Company’s obligation to make such payments;
(d)    change the currency of payment of principal, premium, if any, or interest;
(e)    reduce the quorum requirements under this Indenture;
(f)    reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with certain provisions of this Indenture, for waiver of certain defaults or consent to take any action;
(g)    adversely affect the ranking of the Notes of such series;

(h)    waive any default in the payment of principal, premium, if any, or interest on the notes of such series; or
(i)    impair the right to institute suit for the enforcement of any payment on the Notes of such series.
Section 9.03    [Reserved].
Section 9.04    Revocation and Effect of Consents.
(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if a Responsible Officer of the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)    The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.
Section 9.05    Notation on or Exchange of Notes.
(a)    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes of the applicable series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 unless such amendment, supplement or waiver affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver. The Company may not deliver a signed amendment, supplement or waiver effecting a change pursuant to Section 9.02 until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel (which may contain customary qualifications) stating that the execution of such amended or supplemental indenture complies with the provisions hereof and such amended or supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
ARTICLE 10.

GUARANTEES
Section 10.01 Note Guarantee.
(a)    Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, irrevocably and unconditionally Guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that its Note Guarantee is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(e)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(f)    In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(g)    Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03    Execution and Delivery.
(a)    To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)    Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)    If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.
(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)    If required by Section 4.12, the Company shall cause any newly created or acquired Domestic Restricted Subsidiary to comply with the provisions of Section 4.12 and this Article 10, to the extent applicable.
Section 10.04    Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
Section 10.05    Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 10.06    Release of Note Guarantees.
(a)    A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:
(1)    (A) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of (x) any Equity Interests of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all the properties and assets of such Guarantor to a Person that is not a Subsidiary of the Company;

(B)    upon the release or discharge by such Guarantor of all Indebtedness or the Guarantee which resulted in the creation of such Note Guarantee (or would have resulted in the creation of a Note Guarantee had such Note Guarantee not already been in existence) so long as immediately after the release of such Note Guarantee, the Company would be in compliance with Section 4.07;
(C)    upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its property and assets to either the Company or another Guarantor;
(D)    upon the Company exercising its legal defeasance or covenant defeasance options in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture and the Notes; or
(E)    as provided in Section 10.07 of this Indenture; and
(2)    such Guarantor delivering to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(b)    At the request and the expense of the Company, the Trustee shall execute and deliver any documents prepared by the Company and reasonably requested in order to acknowledge such release, discharge and termination in respect of the applicable Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.
Section 10.07    Termination Event.
If on any date following the Issue Date (i) either series of Notes has an Investment Grade Rating from both of the Rating Agencies, and the Company has delivered written notice of (a) such Investment Grade Rating to the Trustee and (b) the Company’s election to release each Guarantor from its Note Guarantee, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing at all times thereafter, subject to Section 4.07 of this Indenture, each Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee will thereupon terminate and be discharged and be of no further force and effect.

ARTICLE 11.
MISCELLANEOUS
Section 11.01    [Reserved].

Section 11.02    Notices.
(a)    Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:
If to the Company and/or any Guarantor:
c/o Coinbase Global, Inc.
Email: corporate@coinbase.com
Attention: Corporate Legal
With a copy to:
Fenwick & West LLP
801 California Street
Mountain View, California 94041
Attention: David Michaels, Esq. and Aman Singh, Esq.
Email: DMichaels@Fenwick.com and ASingh@Fenwick.com
If to the Trustee:
U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: B. Scarbrough (Coinbase Global, Inc.)
The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
(b)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
(c)    Any notice or communication to a Holder of a Definitive Note shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register. Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)    Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of such Depositary, if any, prescribed for the giving of such notice.
(f)    The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Indenture and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, "Electronic Means"); provided, however, that the Company and each Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing Officers with the authority to provide such Instructions ("Authorized Officers") and, upon request of the Trustee, the Company and each Guarantor, as applicable, shall provide the Trustee an incumbency certificate that also contains specimen signatures of such Authorized Officers, which incumbency certificate(s) shall be amended by the Company and each Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Company and each Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and each Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and each Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and each Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or any Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)    If the Company gives a notice or communication to Holders, it shall give a copy to the Trustee and each Agent at the same time.
Section 11.03    [Reserved].
Section 11.04    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no such Officer’s Certificate shall be required in connection with the issuance of the Initial Notes on the Issue Date; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 11.05 and which may contain customary qualifications) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of the Initial Notes on the Issue Date and any Opinion of Counsel may rely as to factual matters on an Officer’s Certificate.
Section 11.05    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officer’s Certificate provided pursuant to Section 4.04) shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 11.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

Section 11.07    No Personal Liability of Stockholders, Partners, Officers or Directors.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Section 11.08    Governing Law, Consent to Jurisdiction.
THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes or any Note Guarantee or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the Company and/or any Guarantor at the address set forth above for notices shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 11.09    Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES (AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE OR A BENEFICIAL INTEREST IN A GLOBAL NOTE, SHALL BE DEEMED TO HAVE WAIVED), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11. 10    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation epidemic, pandemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes, work stoppages, accidents, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 11.11    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.12    Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.
Section 11.13    Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.14    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing; provided, that such communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11. 15    Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.16    U.S.A. PATRIOT Act.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COINBASE GLOBAL, INC.

By:	/s/ Alesia Haas
Name: Alesia Haas Title: Chief Financial Officer

COINBASE, INC.

By:	/s/ Alesia Haas
Name: Alesia Haas Title: Chief Financial Officer
[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley Scarbrough
Name: Bradley Scarbrough Title: Vice President

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES
Section 1.1    Definitions.
(a)    Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
"Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
"Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
"Distribution Compliance Period", with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
"Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.
“Global Note” means a Note in registered global form without interest coupons, including without limitation, the Rule 144A Global Note and the Regulation S Global Note in global form.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
(b)    Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Book-Entry Interest”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
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“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)
Section 2.1 Form and Dating.
(a)    The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.
(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of Cede & Co., as nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases and Decreases in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) below.
(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
Upon receipt of (and in accordance with the instructions set forth in) an Authentication Order of the Company delivered in accordance with the Indenture, the Trustee shall authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of Cede & Co., as nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by
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the Trustee as Custodian or under such Global Note, and the Depositary or its nominee as registered Holder of such Global Note may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, each Agent or any agent of the Company or the Trustee or such Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note (a “Book-Entry Interest”). Transfers of Book-Entry Interests shall be subject to Applicable Procedures.
(d)    Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes.
Section 2.2    [Reserved].
Section 2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)    to register the transfer of such Definitive Notes; or
(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)    in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the form of Note attached as Exhibit A-1 or Exhibit A-2, as applicable, to the Indenture); or
(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the form of Note attached as Exhibit A-1 or Exhibit A-2, as applicable to the Indenture); or
(C)    if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a
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certification to that effect (in the form set forth on the reverse side of the form of Note attached as Exhibit A-1 or Exhibit A-2, as applicable to the Indenture); and (y) if the Company so requests, an opinion of counsel or other evidence satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i)    (A) certification (in the form set forth on the reverse side of the applicable Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Company shall require; and
(ii)    written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Global Note in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on
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the reverse of the applicable Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d)    Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company or any of its subsidiaries, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling Holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the applicable form of Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.
(ii)    Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(e)    Legends.
(i)    Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in
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substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) ("Restricted Notes Legend"):
"THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT IT IS NOT AN "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF COINBASE GLOBAL, INC. AND (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT;
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO COINBASE GLOBAL, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."
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Each Definitive Note shall bear the following additional legend ("Definitive Notes Legend"):
"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."
Each Global Note shall bear the following additional legend ("Global Notes Legend"):
"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."
(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144.
(iii)    Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.
(iv)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
7

(v)    To the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary, the Company may cause the Restricted Notes Legend on any such Global Notes to be removed (or deemed removed) and cause such Global Notes to be identified by an unrestricted CUSIP at any time on or after the one year anniversary of the later of (x) the Issue Date and (y) the date on which Additional Notes of such series were last issued (it being understood that, if Additional Notes bear a different CUSIP, the date after which the Company may cause the Restricted Notes Legend to be removed (1) with respect to such Additional Notes shall be the one year anniversary of their date of issuance and (2) with respect to the Initial Notes shall be the one year anniversary of the Issue Date), without delivering an Opinion of Counsel, by:
(A)    delivering to the Trustee a written notice (x) certifying that all Notes represented by such Global Notes would be freely tradable under Rule 144 by a person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an Affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months, (y) instructing the Trustee to take any actions as may be necessary so that the Restricted Notes Legend set forth on the Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and the Indenture, without further action on the part of Holders and (z) instructing the Trustee to take any actions as may be necessary so that the restricted CUSIP number for the Notes shall be removed from the Global Notes and replaced with an unrestricted CUSIP number. Immediately upon receipt of such notice by the Trustee the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such notice and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number; and
(B)    providing the Depositary an instruction letter for the Depositary’s mandatory exchange process (or any successor notice, form or action required pursuant to the Applicable Procedures) to the extent required.
(vi)    From and after the one year anniversary of the issue date of any Transfer Restricted Note, upon written direction of the Company:
(A)    The Registrar shall permit the Holder thereof to exchange any Transfer Restricted Note that is a Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an affiliate (as defined under Rule 144) of the Company; and
(B)    Beneficial interests in a Transfer Restricted Note that is a Global Note may be exchanged for beneficial interests in Global Note that does not bear the Restricted Notes Legend if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that
8

such Holder is not (and has not been during the preceding three months) an "affiliate" of the Company within the meaning of Rule 144.
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
(g)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 4.11 and 9.05 of the Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.
(h)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to
9

the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(iii)    In connection with any exchange of beneficial interests in a Global Note that bears a Restricted Notes Legend for any Global Note that does not bear a Restricted Notes Legend in accordance with Section 2.3(e), if a Global Note that does not bear a Restricted Notes Legend is not then outstanding (or an insufficient principal amount of such Global Notes are outstanding to permit such exchange) and the Global Notes have not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate and an Opinion of Counsel, one or more new Global Notes without the Restricted Notes Legend in the appropriate principal amounts.
Section 2.4    Definitive Notes.
(a)     A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and such beneficial owner requests that its beneficial interest in a Global Note be exchanged for Notes in physical, certificated form, or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant
10

to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.
(c)    Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Registrar a reasonable supply of Definitive Notes in fully registered form without interest coupons.
11

EXHIBIT A-1
[FORM OF FACE OF 2028 NOTE]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]
A-1

CUSIP [          ]
ISIN [     ]1
[RULE 144A][REGULATION S][GLOBAL] NOTE
3.375% Senior Note due 2028

No.	[$_____] [or such greater or lesser amount as
indicated on the Schedule of Increases and
Decreases in the Global Note]
COINBASE GLOBAL, INC.
promises to pay to [CEDE & CO.] or registered assigns, the principal sum of          U.S. DOLLARS (U.S.$     ), or such greater or lesser amount as indicated on Schedule of Increases and Decreases in the Global Note attached hereto on October 1, 2028.
Interest Payment Dates:  April  1   and October  1
Record Dates:  March  15  and September  15

1         Rule 144A Note CUSIP: 19260Q ACl
Rule 144A Note ISIN: US19260QAC15
Regulation S Note CUSIP: U19328 AA8
Regulation S Note ISIN: USU19328AA89
A-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:[__][_], 20[_]

COINBASE GLOBAL, INC.,

By:
Name:
Title:
This is one of the 2028 Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated:
A-3

3.375% Senior Notes due 2028
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Coinbase Global, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 3.375% per annum from and including September 17, 2021 until but excluding maturity and shall pay Additional Interest, if any, in accordance with the Indenture. The Company shall pay or cause to be paid interest semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"). If any Interest Payment Date, purchase date, optional redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day. Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be April 1, 2022. The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay or cause to be paid interest, including Additional Interest, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer within the continental United States of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions within the continental United States to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. With respect to any Definitive Notes, presentment of Notes is due at maturity.
3.    PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent, Transfer
A-4

Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of September 17, 2021 (the "Indenture"), between the Company, Coinbase, Inc., as a Guarantor, and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.375% Senior Notes due 2028. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE.
The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
A-5

11.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
13.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o Coinbase Global, Inc.
Email: corporate@coinbase.com
Attention: Corporate Legal
A-6

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer
this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of
this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-7

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $__ principal amount of 3.375% Senior Notes due 2028 (CUSIP: [___]) (the “Notes”) held in (check applicable space)____ book-entry or definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company or subsidiary thereof; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States of America to a “qualified institutional buyer” (as defined
		in Rule 144A under the Securities Act of 1933) that purchases for its own account
		or for the account of a qualified institutional buyer to whom notice is given that
		such transfer is being made in reliance on Rule 144A, in each case pursuant to and
		in compliance with Rule 144A under the Securities Act of 1933;

☐	(5)	outside the United States of America in an offshore transaction within the meaning
		of Regulation S under the Securities Act in compliance with Rule 904 under the
		Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration under the Securities Act
		of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided,
A-8

however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the
Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant	Signature of Signature Guarantor
in a recognized signature guaranty medallion
program or other signature guarantor
acceptable to the Trustee
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive
officer
A-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
[   ]
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, state the amount you elect to have purchased:
$_______________

Date:	Your Signature:
NOTICE: To be executed by an
executive officer
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
A-10

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $

. The following increases and decreases in this Global Note, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

______________
* This schedule should be included only if the Note is issued in global form.
A-11

EXHIBIT A-2
[FORM OF FACE OF 2031 NOTE]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the
Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the
Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the
Indenture]

CUSIP [          ]
ISIN [     ]2
[RULE 144A][REGULATION  S][GLOBAL] NOTE
3.625% Senior Note due 2031

No.	[$____] [or such greater or lesser amount as
indicated on the Schedule of Increases and
Decreases in the Global Note]
COINBASE GLOBAL, INC.
promises to pay to [CEDE & CO.] or registered assigns, the principal sum of____U.S. DOLLARS (U.S.$___), or such greater or lesser amount as indicated on Schedule of Increases and Decreases in the Global Note attached hereto on October 1, 2031.
Interest Payment Dates:  April  1   and October  1
Record Dates:  March  15  and September  15

2       Rule 144A Note CUSIP: 19260Q AC9
Rule 144A Note ISIN: US19260QAC15
Regulation S Note CUSIP: U19328 AB6
Regulation S Note ISIN: USU19328AB62

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:[__][_], 20[_]

COINBASE GLOBAL, INC.,

By:
Name:
Title:
This is one of the 2031 Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

Dated:

3.625% Senior Notes due 2031
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST. Coinbase Global, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.625% per annum from and including September 17, 2021 until but excluding maturity and shall pay Additional Interest, if any, in accordance with the Indenture. The Company shall pay or cause to be paid interest semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”). If any Interest Payment Date, purchase date, optional redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day. Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be April 1, 2022. The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Company shall pay or cause to be paid interest, including Additional Interest, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer within the continental United States of immediately available funds shall be required with respect to principal of and interest, including Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions within the continental United States to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. With respect to any Definitive Notes, presentment of Notes is due at maturity.
3.    PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent, Transfer

Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of September 17, 2021 (the “Indenture”), between the Company, Coinbase, Inc., as a Guarantor, and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.625% Senior Notes due 2031. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE.
The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the
Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE
GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
13.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:
c/o Coinbase Global, Inc.
Email: corporate@coinbase.com
Attention: Corporate Legal

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	to transfer
this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of
this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES
This certificate relates to $ principal amount of 3.625% Senior Notes due 2031 (CUSIP: [ ])
(the “Notes”) held in (check applicable space) book-entry or definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company or subsidiary thereof; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States of America to a “qualified institutional buyer” (as defined
		in Rule 144A under the Securities Act of 1933) that purchases for its own account
		or for the account of a qualified institutional buyer to whom notice is given that
		such transfer is being made in reliance on Rule 144A, in each case pursuant to and
		in compliance with Rule 144A under the Securities Act of 1933;

☐	(5)	outside the United States of America in an offshore transaction within the meaning
		of Regulation S under the Securities Act in compliance with Rule 904 under the
		Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration under the Securities Act
		of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided,

however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the
Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant	Signature of Signature Guarantor
in a recognized signature guaranty medallion
program or other signature guarantor
acceptable to the Trustee
TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive
officer

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
[   ]
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, state the amount you elect to have purchased:
$_______________

Date:	Your Signature:
NOTICE: To be executed by an
executive officer
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $

. The following increases and decreases in this Global Note, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

______________
* This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS
Supplemental Indenture (this "Supplemental Indenture"), dated as of [__] [_], 20[_], among [__________] (the "Guaranteeing Subsidiary"), a subsidiary of Coinbase Global, Inc., a Delaware corporation (the "Company), the Company and U.S. Bank National Association, as trustee (the "Trustee).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of September 17, 2021, providing for the issuance of an unlimited aggregate principal amount of 3.375% Senior Notes due 2028 and 3.625% Senior Notes due 2031 (together, the "Notes);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof and further agrees that each of this Supplemental Indenture and its Note Guarantee is the legal, valid and binding obligation of the Guaranteeing Subsidiary, enforceable against it in accordance with its terms.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original
B-1

Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
5.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
6.    Trustee’s Disclaimer. The Trustee makes no representations and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or any Note Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.
B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COINBASE GLOBAL, INC.,

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:
[Signature Page to Supplemental Indenture]